UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/20/2006

Delphax Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10691

Minnesota	41-1392000
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6100 West 110th Street
Bloomington, Minnesota 55438-2664
(Address of principal executive offices, including zip code)

952-939-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 20, 2006, Delphax Technologies Inc. entered in to agreements amending its senior credit facilities with its lenders, LaSalle Business Credit, LLC and ABN AMRO Bank N.V., Canada Branch. The amendments extend the termination date of the facilites from April 30, 2007 to October 31, 2007, revise the existing financial covenants waiving any defaults that would have occurred absent the amendments, and add a new covenant based on EBITDA.

The foregoing brief summary of the amendments is not intended to be complete and is qualified in its entirety by reference to the amendments attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

The following documents are filed as exhibits to this Report.
10.1 AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT DATED FEBRUARY 4, 2004, BETWEEN DELPHAX TECHNOLOGIES INC. AND LASALLE BUSINESS CREDIT, LLC
10.2 AMENDING AGREEMENT NO. 5 BETWEEN DELPHAX TECHNOLOGIES CANADA LIMITED AND ABN AMRO BANK N.V., CANADA BRANCH

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delphax Technologies Inc.

Date: December 22, 2006	By:	/s/ Gregory S. Furness
Gregory S. Furness
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT DATED FEBRUARY 4, 2004, BETWEEN DELPHAX TECHNOLOGIES INC. AND LASALLE BUSINESS CREDIT, LLC
EX-10.2	AMENDING AGREEMENT NO. 5 BETWEEN DELPHAX TECHNOLOGIES CANADA LIMITED AND ABN AMRO BANK N.V., CANADA BRANCH